Exhibit 99.2

AAPC/TLA Worldwide Investor Call Transcript

The following is the transcript of an investor call held by Atlantic Alliance Partnership Corp. (the “Company”) on May 5, 2016. While every effort has been made to provide an accurate transcription, there may be typographical mistakes, inaudible statements, errors, omissions or inaccuracies in the transcript. The Company believes that none of these inaccuracies is material. A replay of the recorded call will be accessible for a limited time through the Company’s website at www.aapcacq.com.

INTRODUCTION

Operator: Hello and welcome to today’s call for shareholders and analysts of Atlantic Alliance Partnership Corp and TLA Worldwide. This is a pre-recorded call that is accompanied by a detailed presentation that can be downloaded at http://www.aapcacq.com/offers.php. Please note that there will not be a Q&A session. Leading the call will be Jonnie Goodwin, President and CEO of Atlantic Alliance Partnership Corp. Mr. Goodwin, please proceed.

RATIONALE (SPEAKER: JONNIE GOODWIN)

Goodwin: Thank you for listening in on our discussion of AAPC’s merger with TLA Worldwide. I am joined by Bart Campbell, Chairman and Co-founder of TLA and Mike Principe, CEO and Co-founder of TLA. Before I turn the call over to Bart and Mike, I wanted to take a few moments to explain our rationale for this transaction.

We are very excited about the business combination with TLA that was announced on Tuesday, May 3rd. AAPC was set up as a special purpose acquisition company, or SPAC, whose goal was to identify a significant opportunity to bring a company in Europe to the U.S. capital markets. Specifically, we had been seeking to partner with a company desiring capital to fund growth, with low execution risk, and an appetite to work with an investment partner to drive growth both organically and through M&A. We were also looking for a management team with expertise in and exposure to the rapidly changing media, entertainment and digital sectors. We are pleased to have found that ideal partner in TLA Worldwide, a full service sports agency business.

TLA has a high level of recurring and predictable revenues derived from an attractive, growing segment of the media and entertainment industry. Within sports, we see significant opportunity to pursue further organic growth and acquire new clients. Looking externally, we believe that there are ample opportunities to pursue M&A in what we view as being a highly fragmented space.

AAPC brings to the table significant deal flow expertise and media and capital markets experience that we believe will help TLA accomplish its objectives of expanding in the U.S. and internationally. We also have a very seasoned board of directors that bring dedicated expertise to the business.

We are of the view that TLA has a best-in-class management team, anchored by its world-class agents who represent some of the best talent in sport, and we are confident that they will be able to execute our strategic and financial objectives to grow both in the U.S. and internationally.

As a reminder, when we were looking for a business combination, one of our goals was to bring a company based in Europe to the U.S. capital markets. After the transaction closes, the merged company will retain the name TLA Worldwide and will trade on the NASDAQ stock exchange under the ticker “TLA”.

We believe that a listing on NASDAQ has the potential to provide greater liquidity, a dedicated media investor base, and would be a more natural location for TLA’s listing given its large presence in the U.S. We therefore see a NASDAQ listing as more aligned with TLA’s business and as bringing significant opportunity and optionality to TLA.

Finally, I can’t emphasize enough how much we view Bart and Mike, the two co-founders of TLA along with Dwight Mighty, the third co-founder and COO of the company, as being three of the most experienced people in sports and media at the top of their field. They have impressive international experience and a strong track record of execution. Each has led successful sports marketing and entertainment businesses throughout their careers. We also believe that they have a tremendous team that holds key industry relationships, understands the rapidly evolving and growing sports and media landscape, and brings complementary skills to the underlying business. We are confident that, together, we will be able to execute on our strategic and financial objectives to grow both in the U.S. and internationally.

I will now hand the call over to Bart Campbell who will give a more detailed overview of the business.

BUSINESS OVERVIEW (SPEAKER: BART CAMPBELL)

Campbell: Thank you, Jonnie.

Before I get into our business specifically, I wanted to provide some context on why the business of sports is a good investment opportunity. This is a high growth industry. We have seen sports media consumption grow significantly over the years with record media deals flowing to the major sports globally. Sports content is “DVR-proof” where live programming is key, which is a significant factor in enhancing its value with advertisers, broadcasters and distributors. Sports made up 93% of the top 100 live viewed TV programs in 2015, compared to only 14% in 2005 - with 95% of all sports programing viewed live in Q4 2015. In our view, sports remains one of the few ways advertisers can reach large aggregated audiences in the dynamic media landscape that exists today.

There has been increased spending on sports advertising in North America, and this spending is expected to reach 9.4% of total advertising revenue in the region by 2017 – a 45% increase on the 6.5% share of spend in 2011. We provide additional information on these industry figures in the detailed investor presentation available on AAPC’s website.

TLA is likely to benefit from this increased spending flowing into the business of sport and we believe that this trend is structurally locked in for the next 5-10 years with the various sports that TLA is involved in. We expect to see continued benefits through rising sports marketing spend, increasing sponsorship dollars to teams and leagues and the growing salaries paid to athletes.

As Jonnie mentioned, TLA is a fully integrated talent representation and sports marketing business. With offices in the U.S., U.K. and Australia, our team of over 150 people service more than 880 clients worldwide.

The foundation of our company is built on two pillars. Firstly, Athlete Representation, more specifically advising clients in and around major league baseball. Here we represent over 280 clients in all aspects of their professional careers; and secondly Sports Marketing. Within this area the Group has events, consultancy and talent marketing divisions.

Our Baseball Representation business delivered approximately 35% of our 2015 revenue. It is an area where there is significant forward-contracted revenues due to the length and nature of Major League Baseball contracts. This in turn ensures a predictability of these highly visible and recurring revenues. Rising media rights provide an opportunity for future underlying growth and stability for Major League Baseball. The league’s revenues have grown at a compound annual growth rate of 6.7% between 2005 and 2014. TLA has benefited from that growth in a sport which now has over $9 billion in annual revenue.

Our track-record in Baseball Representation has seen us negotiate over $2 billion in contracts for our clients, including record setting deals. It is worth noting that TLA represents approximately 9% of players on MLB’s 2015 roster, with additional room, in our view, for consolidation and growth in this fragmented and highly attractive market.

Our Sports Marketing group contributed approximately 65% of our 2015 revenue and this part of the business has made tremendous progress year on year, with organic operating income growth in 2015 of 51%. We are particularly excited about our Events group, where we create and deliver unique, world class sporting events in the U.S. and Australia. TLA has solid relationships with international rights holders and governments, allowing us to create unique sporting events and exclusive opportunities. This has been a focus of the business and an area that, with scale, we expect to continue to grow. Our goal is to create opportunities to leverage our relationships across the geographies in which we operate.

In the U.S., we believe we have done so by successfully bringing the game of rugby to a mass audience in America, where it is still not considered to be a mainstream sport. With our All Blacks match selling out Soldier Field in Chicago in 2014, the first ever Premiership match played on U.S. soil delivered this March, the All Blacks returning in 2016, and USA vs. Australia Rugby in 2015, we believe TLA has taken the lead in showing high quality rugby to the States.

In Australia, we have sourced iconic European and US-based live content for delivery across the country. Specifically, we are delivering through at least 2018, the International Champions Cup soccer event in Melbourne. Last year saw Real Madrid, Manchester City, AS Roma in market and this year, Juventus, Atletico Madrid and Tottenham Hotspur will be coming to Melbourne. We are also making history this year by opening the 2016 NCAA College Football season a week early in Sydney. In addition, we have created a five city hockey tour across Australia, involving teams representing USA and Canada in partnership with NHL legend Wayne Gretzky.

On the Consultancy side, we are retained by brands, teams and governing bodies who are involved in the business of sport. Our services include sponsorship leveraging and activation, as well as negotiation and sales, corporate sports PR, content creation and digital production, media advisory as well as merchandise and licensing. Our clients are diverse and global, and we work with them in a number of capabilities which may include assisting them to expand internationally to grow their fan and consumer base, managing a successful merchandising program or by advising them in how to best manage and navigate the sports landscape.

Our Talent Marketing team provides contract negotiation and marketing services for a broad array of clients in many sports and competitions including the NFL, the PGA Tour, the Olympics, the Australian Football League and Cricket. Our off-the-field endorsement and the provision of commercial opportunities, coupled with our broadcasting and coaching services, allows us to provide “cradle to grave” representation for our clients, ideally securing an ongoing commercial relationship post the end of the players’ playing careers.

Through the hard work and the dedication of the people who are TLA, we have been fortunate to be recognized recently by the sports community for providing best in class services to our clients. Specifically we have recently been short listed in the Sports Business Journal Awards as one of the top five agencies in America for “Best in Talent Representation” and by the Licensing Awards in Europe for our work on the 2015 Rugby World Cup, winning the award for the “Best Sports Licensed Property.” Whilst highly pleasing, we view such recognition as being just one validation of the outstanding services we provide our clients.

Our business is underpinned by key industry relationships, a successful negotiation history, forward contracted media rights and client contracts. In addition, our unique events creation capabilities are scalable with global ambition. We hope that a NASDAQ listing will give us the support to take advantage of the opportunities that are before us.

I will now let Mike talk about the business from a financial perspective.

FINANCIAL OVERVIEW (SPEAKER MIKE PRINCIPE)

Principe: Thanks, Bart.

Like Bart, I am very optimistic about the go-forward prospects for our business, the foundation of which is a strong financial profile.

I would, however, like to build on Bart’s point about the promising future of our business and specifically the quality and strength of our client base. It is an honor and privilege to represent all of our clients, many of whom represent the best and the brightest in their professions including some of the most talented, promising athletes in sport today. While there are too many to name on this call, we have the great privilege to represent the 2015 American League MVP and former #1 pick in the MLB Draft Carlos Correa; Jameis Winston, the 2013 Heisman Trophy Winner, and #1 pick in the 2015 NFL draft; and Bryson DeChambeau, winner of the 2015 NCAA Division I Men's Golf Championship and the 2015 U.S. Amateur Championship. Bryson, who turned pro last month, was a low amateur at The Masters and is setting the golf world on fire with his play and unorthodox style of playing all of his irons the same length. We expect Bryson to have a long and successful career.

Now to the financials.

In 2015, total operating income was $35.0 million and Headline EBITDA increased 49% to $13.4 million, up from $9.0 million in 2014. Organically, Headline EBITDA grew by 10%.

Historically speaking, TLA nearly doubled its operating income organically since 2011.

Sports Marketing revenue grew to $29.3 million in 2015, which includes the acquisition of our Australian sports agency, Elite Sports Properties (ESP) last year. Organic operating income was $11.6 million, representing growth of 51%, which has been anchored by the fast growing events and consulting business.

Baseball Representation revenues were $15.1 million in 2015, up 15% from 2014. 22 baseball players were added to our client list in 2015 bringing the total baseball client list to 289 as of year-end, and we negotiated $174 million in contracts in 2015.

We are proud to provide a differentiated offering to the market. As a result, there are no true public company comparables which fit our profile. That being said, relative to the media and entertainment companies we are most often grouped with as peers, our comparable operating income margins (38.4% in 2015) and four year operating income CAGR (21.8%) are superior.

Amidst a fragmented industry, with increasing consolidation, where we may play a further role with future M&A, we believe that TLA has grown well organically and through consistent client acquisition.

All of these factors are a strong indicator of the value we are bringing to the market in which TLA operates. Bart and I are fortunate to work with an incredibly talented and capable group of people at TLA. We are thrilled to be partnering with the AAPC leadership team, who we believe are very complementary to our team and have a strong track record of long-term value creation, deal flow, access to capital and success in the U.S. capital markets.

As Bart mentioned earlier, we are sitting at the center of a high-growth industry, where contracted income, high visibility of earnings, and superior margins are driving us to greater heights. This is a very exciting time to be joining forces.

I will now hand it back to Jonnie for some closing remarks.

CONCLUSION (SPEAKER: JONNIE GOODWIN)

Goodwin: Thank you, Mike.

I would like to end with an overview of our offer, and I would encourage you to find more detailed transaction information on our website.

We believe the terms of the transaction, which are detailed in our investor presentation, are attractive to both the TLA shareholders and our existing AAPC shareholders. Each existing TLA shareholder will receive AAPC shares and has the option to receive cash (up to a maximum of $60 million in aggregate for the entire transaction) for some or all of the AAPC shares. A TLA shareholder that elects to receive stock will be entitled to 10 new AAPC shares per 107 TLA shares held. A TLA shareholder that elects to receive cash will be entitled to $9.63 as an alternative to each AAPC share based on current exchange rates.

The TLA founders, along with TLA’s U.S. and Australian vendors, representing approximately 34.0% of the outstanding shares of TLA, have indicated that they will vote in favor of the transaction and will exchange a significant proportion of the existing equity in TLA for new AAPC shares. In addition, institutions representing approximately 36.3% of the outstanding shares of TLA, have indicated they will vote in favor of the transaction.

I wanted to underscore the enthusiasm we have for partnering with TLA and working with their highly skilled management team. Bart, Mike and Dwight have done this before – they have tremendous experience creating shareholder wealth, and we intend to help them accelerate their growth and expand their business. I have had the good fortune of being involved in some of the most interesting deals in the internet and media space over the years, and I can say with sincerity that this partnership with TLA is truly special. We are very excited by what the future holds.

With that, I’d like to thank Bart and Mike for joining me on today’s call, and thank you all for listening. We look forward to an engaged dialogue with our investors in the weeks ahead as we aim to close this transaction in August 2016. In the meantime, please do not hesitate to reach out to us with any questions. Thank you.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

Where You Can Find More Information

This communication may be deemed to be solicitation material in respect of the proposed combination (the “Business Combination”) of TLA Worldwide plc (“TLA”) and Atlantic Alliance Partnership Corp. (the “Company”), including the issuance of the Company’s ordinary shares in respect of the proposed Business Combination. In connection with the foregoing proposed Business Combination and issuance of the Company’s ordinary shares, the Company expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). To the extent the Company effects the Business Combination as a court-sanctioned scheme of arrangement between TLA and TLA shareholders (the “Scheme”) under the UK Companies Act of 2006, as amended, the issuance of the Company’s ordinary shares in the Business Combination would not be expected to require registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 3(a)(10) under the Act.  In the event that the Company determines to conduct an acquisition of TLA pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC containing a prospectus with respect to the Company’s ordinary shares that would be issued in the acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED ISSUANCE OF THE COMPANY’S ORDINARY SHARES, AND THE PROPOSED BUSINESS COMBINATION. The preliminary proxy statement, the definitive proxy statement, and any registration statement/prospectus, in each case as applicable, and other relevant materials in connection with the proposed issuance of the Company’s ordinary shares and the Business Combination (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company in writing at 590 Madison Avenue, New York, NY 10022.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s ordinary shareholders with respect to the proposed Business Combination, including the proposed issuance of the Company’s ordinary shares in respect of the proposed Business Combination. Information about the Company’s directors and executive officers and their ownership of the Company’s ordinary shares is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 23, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Business Combination and issuance of the Company’s ordinary shares in the proposed Business Combination.

TLA is organized under the laws of England and Wales. Some of the officers and directors of TLA are residents of countries other than the United States. As a result, it may not be possible to sue TLA or such persons in a non-US court for violations of US securities laws. It may be difficult to compel TLA and its respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipates”, “believes”, “continue”, “expects”, “estimates”, “intends”, “may”, “outlook”, “plans”, “potential”, “projects”, “predicts”, “should”, “will”, or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements with respect to the timing of the proposed Business Combination, as well as the expected performance, strategies, prospects and other aspects of the businesses of the parties to the Scheme and the combined company after completion of the proposed Business Combination, are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the Company, TLA or others following announcement of the Business Combination and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination due to the failure to obtain approval of the shareholders of the Company or TLA or other conditions to closing in the Business Combination; (4) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination and the transactions described herein; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its key employees; (6) costs related to the proposed Business Combination; (7) changes in applicable laws or regulations or their interpretation or application; (8) the possibility that the Company or TLA may be adversely affected by other economic, business, and/or competitive factors; (9) future exchange and interest rates; (10) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Business Combination; and (11) other risks and uncertainties indicated in the proxy statement to be filed by the Company with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by the Company. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015.

The forward-looking statements contained in this Current Report are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this Report. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this Current Report, those results or developments may not be indicative of results or developments in subsequent periods.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

10